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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                 April 17, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                Interwoven, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



      Delaware                      000-27389                  77-0523543
------------------------      ------------------------     -------------------
(State of Incorporation)      (Commission file number)      (I.R.S. Employer
                                                           Identification No.)



                       1195 W. Fremont Avenue, Suite 2000
                          Sunnyvale, California 94087
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (408) 774-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5:  OTHER EVENTS.


  On April 17, 2001, Interwoven, Inc. issued a press release announcing the results for its quarter ended March 31, 2001 and a stock option exchange program for its employees. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

  On April 17, 2001, Interwoven, Inc. presented its financial results for the quarter ended March 31, 2001 in a conference call with investors and analysts. The conference call was pre-announced and was available through live teleconference, live audio webcast and webcast replay. Information about Interwoven that was disclosed in the conference call as a supplement to information contained in the press release includes the following:

 .  gross margin was 73% in the first quarter;

 . operating income in the first quarter was $701,000, before amortization and deferred stock-based charges;

 .  cash and investments were approximately $217 million;

 .  days sales outstanding was 66 days in the first quarter;

 .  employee headcount increased by 80 in the first quarter (to 968 total);

 . international sales represented 36% of the total revenues in the first quarter;

 .  repeat customer license revenue was 24% in the first quarter; and

 .  new customer average sales price was $335,000 in the first quarter.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

  The following exhibits are filed herewith:

  99.01      Press Release dated April 17, 2001.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Date:  April 19, 2001

                                    INTERWOVEN, INC.

                                    By:  /s/ David M. Allen
                                    --------------------------------------
                                    David M. Allen, Senior Vice President,
                                    Chief Financial Officer and Secretary

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                                 EXHIBIT INDEX
                                 -------------


 99.01  Press Release dated April 17, 2001.

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